EXHIBIT 99.1

              Tier Reports Fiscal Third Quarter Results

    RESTON, Va.--(BUSINESS WIRE)--July 29, 2004--Tier Technologies, Inc. (Nasdaq:TIER), a leading provider of transaction processing and packaged software and systems integration solutions for public-sector clients, today announced results for its fiscal third quarter ended June 30, 2004.

    GAAP Results

    Net revenues for the fiscal 2004 third quarter were $40.7 million compared to $42.7 million in the fiscal 2003 third quarter, which included revenue from the terminated CalPERS contract of $2.8 million.
    U.S. Generally Accepted Accounting Principles, or GAAP, net income per diluted share was $0.05 in the fiscal 2004 third quarter, as compared to net income per diluted share of $0.11 in the same period a year ago.

    Non-GAAP Results

    Core earnings per diluted share for the fiscal 2004 third quarter were $0.14, as compared to $0.12 for the same period a year ago. Core earnings are defined as income from continuing operations before income taxes, net of restructuring and other charges, tax affected.
    Tier provides additional notes and information on the face of the attached condensed consolidated statements of operations that describe in detail the items affecting revenues and per share results reported above and a detailed description of the calculation of the Non-GAAP results.

    Balance Sheet

    Cash and cash equivalents and short and long-term investments on June 30, 2004 totaled $67.0 million as compared to $64.3 million on September 30, 2003. The total current portion of accounts and unbilled receivables at June 30, 2004 was $22.3 million, which represented a decrease of $5.6 million from $27.9 million at September 30, 2003. Specifically, unbilled receivables at June 30, 2004 were $2.8 million, which represented a decrease of $5.1 million or 65% from $7.9 million at September 30, 2003.

    Fiscal Third Quarter 2004

    "I am pleased with Tier's third fiscal quarter 2004 financial results," said James R. Weaver, Chairman and Chief Executive Officer. "These positive results were consistent with our revenue and earnings guidance. I am particularly pleased that our Government Systems Integration business unit continues to see strength, as demonstrated by its 19% organic year over year revenue growth. This unit is benefiting from improving demand for our suite of products and services that meet our customers' needs, and from a gradual recovery in technology spending within our state and local government customer base. We are also continuing the business integration of EPOS, which Tier acquired on June 1, 2004, and that is progressing well. EPOS revenue for the month of June is included in the reported results of our Government Systems Integration business unit. With transaction processing revenue representing approximately 70% of total revenue in the quarter, Tier's transaction processing and packaged software systems integration model continues to deliver strong, consistent financial results."
    Jeffrey A. McCandless, Senior Vice President and Chief Financial Officer commented, "The third quarter is critical inasmuch as approximately half of annual core earnings are generated during this period, and we were pleased to deliver results consistent with our top and bottom line forecast. Important financial metrics continued to track within our targets, and specifically Days Sales Outstanding including unbilled receivables were 75 days, below our target of 90 days. Tier ended the third quarter with cash, cash equivalents and short and long-term investments totaling $67.0 million, down from $82.1 million at the end of the fiscal second quarter of 2004, declining primarily due to our acquisition of EPOS. Tier's operations again generated cash, reporting $2.3 million in cash from operations in the third quarter, and $19.6 million through the first nine months of fiscal 2004."

    Financial Outlook

    For the fiscal fourth quarter of 2004, Tier expects net revenues to be $30.2 million, a GAAP after-tax loss per diluted share of ($0.04), and core earnings per diluted share of $0.07. Core earnings excludes pre-tax charges of $2.6 million, or $0.11 per diluted share, for the fiscal fourth quarter of 2004 relating to office consolidation, severance and integration costs for EPOS and Official Payments Corp., and costs in connection with our compliance with the document production pursuant to the Department of Justice subpoena and projected CalPERS legal costs.
    For the full fiscal year 2004, the Company now projects total revenue of approximately $127.0 million, GAAP after-tax earnings from continuing operations per diluted share of approximately $0.01, and core earnings per diluted share of $0.30. Core earnings excludes pre-tax charges of $7.8 million, or $0.29 per diluted share, for the full fiscal year 2004 relating to exited business units, office consolidations, severance and integration costs for EPOS and Official Payments Corp., purchase price earn-outs, goodwill write-off, costs in connection with our compliance with the document production pursuant to the Department of Justice subpoena and projected CalPERS legal costs, and the results of discontinued operations.

    Conference Call

    Tier will host a conference call at 8:30 a.m. EDT on Friday, July 30, 2004 to discuss its quarterly results. To access the conference call, please dial (800) 399-0129. The conference call will also be broadcast live via the Internet at www.Tier.com. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be available at www.Tier.com or by calling (800) 642-1687 and entering 8733452 from two hours after the end of the call until 11:59 p.m. EDT on August 6, 2004.

    Non-GAAP Financial Information

    To supplement its consolidated financial statements presented in accordance with GAAP, Tier uses certain non-GAAP measures, which are adjusted to exclude certain items. These non-GAAP measures, including those referred to as "core" in this release, are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Tier uses these non-GAAP financial measures to evaluate and manage the Company's operations. Tier is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. Since Tier has historically reported non-GAAP results to the investment community, the Company also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. Each non-GAAP financial measure included in this press release is reconciled to the most comparable GAAP financial measure.

    About Tier

    Tier is a leading provider of transaction processing and packaged software and systems integration services for public-sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. Tier is included in the Russell 3000(R) Index. More information about the Company is available at www.Tier.com.
    Statements made in this press release that are not historical facts, including the statements in "Financial Outlook", are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.
    Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the successful integration of EPOS, the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company's ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.
    For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's annual report on Form 10-K for the year ended Sept. 30, 2003, our most recent Form 10-Q, as well as other filings with the SEC.


                       TIER TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (dollars in thousands, except per share data)
                             (unaudited)

                                             Three Months Ended
                                                 June 30,
                                      -----------------------------
                                           2004           2003
                                      --------------- -------------
                                                       Reclassified(1)

Net revenues (2)                      $       40,733  $     42,719

Costs and expenses:
   Direct costs (2)                           28,111        30,878
   Selling and marketing                       2,003         1,540
   General and administrative (3)              6,951         5,564
   Restructuring charges                       1,847             -
   Business combination integration                -           192
   Depreciation and amortization               1,160         1,258
                                      --------------- -------------
Total costs and expenses                      40,072        39,432
                                      --------------- -------------
Income from continuing operations                661         3,287

Interest income (expense), net                   305           250
                                      --------------- -------------
Income from continuing operations
 before income taxes (5)                         966         3,537
Provision for income taxes                        35         1,352
                                      --------------- -------------

Income from continuing operations, net
 of income taxes                                 931         2,185
                                      --------------- -------------
Discontinued operations:
   Income (loss) from operations of
    discontinued operations, adjusted
    for applicable provision for
    (benefit from) income taxes of $0
    and $(47) for the three months
    ended June 30, 2004 and 2003,
    respectively, and $0 and $185 for
    the nine months ended June 30,
    2004 and 2003, respectively (4)              (17)          (58)
                                      --------------- -------------
Net income (loss)                     $          914  $      2,127
                                      =============== =============

Income from continuing operations, net
 of income taxes:
  Per common share                    $         0.05  $       0.12
                                      =============== =============
  Per diluted share (5)               $         0.05  $       0.12
                                      =============== =============
Income (loss) from discontinued
 operations, net of income taxes:
  Per common share                    $        (0.00) $      (0.00)
                                      =============== =============
  Per diluted share                   $        (0.00) $      (0.00)
                                      =============== =============

Net income (loss)
  Per common share                    $         0.05  $       0.11
                                      =============== =============
  Per diluted share                   $         0.05  $       0.11
                                      =============== =============

Shares used in computing basic income
 (loss) per share                             19,030        18,600
                                      =============== =============
Shares used in computing diluted
 income (loss) per share                      19,513        18,821
                                      =============== =============


Footnote (1) The financial statements have been reclassified to reflect the results of the discontinued operations separately.

Footnote (2) Net revenues includes revenues from the CalPERS terminated contract for the three months ended June 30, 2004 and 2003 of $0 and $2,829, respectively, and for the nine months ended June 30, 2004 and 2003 of $0 and 9,408, respectively. Direct costs include direct costs from the CalPERS terminated contract for the three months ended June 30, 2004 and 2003 of $0 and $2,397, respectively, and nine months ended June 30, 2004 and 2003 of $0 and $7,030, respectively.

Footnote (3) General and administrative includes the following:

   Indirect costs associated with
    terminated contracts              $          412  $          -
   Legal and other costs (credits)
    associated with the DOJ subpoena,
    net                                          135           260
   Legal and other costs associated
    with dismissed shareholder
    lawsuits                                     (40)            -
   Offices consolidation other costs             448             -
   Other charges                                   -             -
   Other general and administrative            5,996         5,304
                                      --------------- -------------
                                      $        6,951  $      5,564
                                      =============== =============

Footnote (4) Includes the results of operations and charges in connection with discontinuing the U.S. Commercial Services and United Kingdom Segments.

Footnote (5) Non-GAAP after tax income from continuing operations per diluted share excluding the impact of certain items is calculated as follows:

                                             Three Months Ended
                                                 June 30,
                                      -----------------------------
                                           2004            2003
                                      --------------- -------------
U.S. GAAP income from continuing
 operations before income taxes       $          966  $      3,537

   Indirect costs associated with
    terminated contracts                         412             -
   Legal and other costs (credits)
    associated with the DOJ subpoena,
    net                                          135           260
   Legal and other costs associated
    with dismissed shareholder
    lawsuits                                     (40)            -
   Offices consolidation other costs             448             -
   Other charges                                   -             -
   Restructuring charges                       1,847             -
                                      --------------- -------------

Adjusted income from continuing
 operations before income taxes                3,768         3,797

Provision for income taxes for the
 three months ended June 30, 2004 and
 2003 computed at an effective income
 tax rate of 30.0% and 38.2%,
 respectively, and for the nine months
 ended June 30, 2004 and 2003 computed
 at an effective income tax rate of
 30.0% and 37.8%, respectively                 1,130         1,450
                                      --------------- -------------
Non-GAAP after tax income from
 continuing operations (Core
 Earnings)                            $        2,638  $      2,347
                                      =============== =============
Non-GAAP after tax income from
 continuing operations per diluted
 share (Core Earnings Per Share)      $         0.14  $       0.12
                                      =============== =============
Shares used in computing income per
 diluted share                                19,513        18,821
                                      =============== =============



                                              Nine Months Ended
                                                 June 30,
                                      -----------------------------
                                           2004           2003
                                      --------------- -------------
                                                       Reclassified(1)

Net revenues (2)                      $       96,902  $    101,970

Costs and expenses:
   Direct costs (2)                           65,479        69,193
   Selling and marketing                       5,136         4,394
   General and administrative (3)             19,543        16,094
   Restructuring charges                       3,108             -
   Business combination integration                -           872
   Depreciation and amortization               3,398         4,022
                                      --------------- -------------
Total costs and expenses                      96,664        94,575
                                      --------------- -------------
Income from continuing operations                238         7,395

Interest income (expense), net                   875           924
                                      --------------- -------------
Income from continuing operations
 before income taxes (5)                       1,113         8,319
Provision for income taxes                       105         3,145
                                      --------------- -------------
Income from continuing operations, net
 of income taxes                               1,008         5,174
                                      --------------- -------------

Discontinued operations:

Income (loss) from operations of
 discontinued operations, adjusted
 for applicable provision for
 (benefit from) income taxes of $0
 and $(47) for the three months
 ended June 30, 2004 and 2003,
 respectively, and $0 and $185
 for the nine months ended June
 30, 2004 and 2003, respectively (4)          (1,418)          258
                                      --------------- -------------

Net income (loss)                     $         (410) $      5,432
                                      =============== =============

Income from continuing operations, net
 of income taxes:
  Per common share                    $         0.05  $       0.27
                                      =============== =============
  Per diluted share (5)               $         0.05  $       0.27
                                      =============== =============

Income (loss) from discontinued
 operations, net of income taxes:
  Per common share                    $        (0.08) $       0.01
                                      =============== =============
  Per diluted share                   $        (0.07) $       0.01
                                      =============== =============
Net income (loss)
  Per common share                    $        (0.02) $       0.29
                                      =============== =============
  Per diluted share                   $        (0.02) $       0.28
                                      =============== =============

Shares used in computing basic income
 (loss) per share                             18,846        18,829
                                      =============== =============
Shares used in computing diluted
 income (loss) per share                      19,229        19,343
                                      =============== =============

Footnote (1) The financial statements have been reclassified to reflect the results of the discontinued operations separately.

Footnote (2) Net revenues includes revenues from the CalPERS terminated contract for the three months ended June 30, 2004 and 2003 of $0 and $2,829, respectively, and for the nine months ended June 30, 2004 and 2003 of $0 and 9,408, respectively. Direct costs include direct costs from the CalPERS terminated contract for the three months ended June 30, 2004 and 2003 of $0 and $2,397, respectively, and nine months ended June 30, 2004 and 2003 of $0 and $7,030, respectively.

Footnote (3) General and administrative includes the following:

   Indirect costs associated with
    terminated contracts              $       1,128   $          -
   Legal and other costs (credits)
    associated with the DOJ subpoena,
    net                                          456           260
   Legal and other costs associated
    with dismissed shareholder lawsuits          158             -
   Offices consolidation other costs             448             -
   Other charges                                  27             -
   Other general and administrative           17,326        15,834
                                       -------------- -------------
                                       $      19,543  $     16,094
                                       ============== =============

Footnote (4) Includes the results of operations and charges in connection with discontinuing the U.S. Commercial Services and United Kingdom Segments.

Footnote (5) Non-GAAP after tax income from continuing operations per diluted share excluding the impact of certain items is calculated as follows:

                                              Nine Months Ended
                                                  June 30,
                                       ----------------------------
                                            2004           2003
                                       -------------- -------------
U.S. GAAP income from continuing
 operations before income taxes        $       1,113  $      8,319

   Indirect costs associated with
    terminated contracts                       1,128             -
   Legal and other costs (credits)
    associated with the DOJ subpoena,
    net                                          456           260
   Legal and other costs associated
    with dismissed shareholder lawsuits          158             -
   Offices consolidation other costs             448             -
   Other charges                                  27             -
   Restructuring charges                       3,108             -
                                       -------------- -------------
Adjusted income from continuing
 operations before income taxes                6,438         8,579

Provision for income taxes for the
 three months ended June 30, 2004 and
 2003 computed at an effective income
 tax rate of 30.0% and 38.2%,
 respectively, and for the nine months
 ended June 30, 2004 and 2003 computed
 at an effective income tax  rate of
 30.0% and 37.8%, respectively                 1,931         3,243
                                       -------------- -------------
Non-GAAP after tax income from
 continuing operations (Core Earnings) $       4,507  $      5,336
                                       ============== =============
Non-GAAP after tax income from
 continuing operations per diluted
 share (Core Earnings Per Share)       $        0.23  $       0.28
                                       ============== =============
Shares used in computing income per
 diluted share                                19,229        19,343
                                       ============== =============


                       TIER TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                            September
                                                 June 30,      30,
                                                  2004        2003
                                               ------------ ----------
                    ASSETS
                  ----------
Current assets:
   Cash and cash equivalents                   $    32,929  $  26,178
   Short-term investments                            4,199      5,492
   Accounts receivable, net                         19,503     20,024
   Unbilled receivables                              2,753      7,872
   Other current assets                              3,415      4,602
   Assets of discontinued operations                   682      3,550
                                               ------------ ----------
      Total current assets                          63,481     67,718

Long-term investments                               29,886     32,590
Equipment and software, net                          6,656      5,422
Goodwill and other acquired intangibles, net        72,835     54,457
Other assets                                         5,423      4,027
Non-current assets of discontinued operations            -        760
                                               ------------ ----------
Total assets                                   $   178,281  $ 164,974
                                               ============ ==========

     LIABILITIES AND SHAREHOLDERS' EQUITY
    --------------------------------------
Current liabilities:
   Borrowings                                  $       114  $     150
   Accounts payable and accrued expenses            21,300     19,711
   Other current liabilities                         7,823      3,299
   Liabilities of discontinued operations              307      2,043
                                               ------------ ----------
      Total current liabilities                     29,544     25,203
Long-term debt, less current portion                   118        195
Other liabilities                                    4,023        994
Non-current liabilities of discontinued
 operations                                             12        432

Total shareholders' equity                         144,584    138,150

                                               ------------ ----------
Total liabilities and shareholders' equity     $   178,281  $ 164,974
                                               ============ ==========


                        TIER TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)


                                Three Months Ended  Nine Months Ended
                                     June 30,           June 30,
                                ------------------ -------------------
                                   2004     2003     2004      2003
                                --------- -------- --------- ---------

Operating activities
Income from continuing
 operations, net of income taxes $   931  $ 2,186  $  1,008  $  5,174
Adjustments to reconcile income
 from continuing operations, net
 of income taxes to net cash
 from continuing operations
 provided by operating
 activities:

   Asset impairment charge           436        -       571         -
   Depreciation and amortization   1,794    1,810     5,081     5,657
   Provision for doubtful
    accounts                         (34)     212       238       578
   Tax benefit of stock options
    exercised                          -        4         -       200
   Stock options revision charge     552        -       552         -
   Forgiveness of notes
    receivable from employees          -       13         8        40
   Change in operating assets
    and liabilities, net of
    effects of business
    combinations:

      Accounts receivable         (3,446)     406     5,135    (5,520)
      Prepaid expenses and other
       assets                        339     (996)      129      (431)
      Accounts payable and
       accrued liabilities         2,717    1,032     7,757      (899)
      Deferred revenue              (957)    (777)     (906)     (256)
                                --------- -------- --------- ---------
Net cash from continuing
 operations provided by
 operating activities              2,332    3,890    19,573     4,543
                                --------- -------- --------- ---------

Investing activities
Purchase of equipment and
 software                         (1,697)    (412)   (2,605)   (1,407)
Notes and accrued interest
 receivable from related parties     (88)     (66)     (259)     (201)
Repayments on notes and accrued
 interest receivable from
 related parties                      28        1        62        15
Business combinations, net of
 cash acquired                   (15,688)     135   (15,688)      286
Purchases of available-for-sale
 securities                       (6,235)  (5,505)  (16,593)  (24,803)
Sales of available-for-sale
 securities                            -        -         -     5,989
Maturities of available-for-sale
 securities                        4,166    1,898    20,198    17,431
Other assets                          76       (2)      102        (2)
                                --------- -------- --------- ---------
Net cash from continuing
 operations used in investing
 activities                      (19,438)  (3,951)  (14,783)   (2,692)
                                --------- -------- --------- ---------

Financing activities
Borrowing under bank line of
 credit                            2,200        -     2,200         -
Repayment under bank line of
 credit                           (2,200)       -    (2,200)        -
Net proceeds from issuance of
 common stock                        649      372     1,826     1,400
Repurchase of common stock             -        -         -    (6,665)
Payments on capital lease
 obligations and other financing
 arrangements                        (26)     (68)     (113)     (412)
                                --------- -------- --------- ---------
Net cash from continuing
 operations provided by (used
 in) financing activities            623      304     1,713    (5,677)
                                --------- -------- --------- ---------
Net cash provided by (used in)
 continuing operations           (16,483)     243     6,503    (3,826)
Net cash provided by (used in)
 discontinued operations            (294)  (1,592)      248    (1,450)
                                --------- -------- --------- ---------
Net increase (decrease) in cash
 and cash equivalents            (16,777)  (1,349)    6,751    (5,276)
Cash and cash equivalents at
 beginning of period              49,706   36,682    26,178    40,609
                                --------- -------- --------- ---------
Cash and cash equivalents at
 end of period                  $ 32,929  $35,333  $ 32,929  $ 35,333
                                ========= ======== ========= =========

Supplemental disclosures of cash
 flow information
   Interest paid                $      9  $    13  $     37  $     44
                                ========= ======== ========= =========
   Income taxes paid (refunded),
    net                         $    (83) $   287  $ (7,022) $  2,680
                                ========= ======== ========= =========

Supplemental disclosures of non-
 cash transactions
Equipment acquired under capital
 lease obligations and other
 financing arrangements         $      -  $     -  $      -  $     68
                                ========= ======== ========= =========
Conversion of Class A common
 stock to Class B common stock  $    761  $     -  $    761  $      -
                                ========= ======== ========= =========
Class B common stock issued in
 business combination           $  4,447  $     -  $  4,447  $      -
                                ========= ======== ========= =========


    CONTACT: Tier Technologies, Inc.
             Jeffrey A. McCandless, 571-382-1092
                 or
             Matt Brusch, 571-382-1048